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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): June 23, 1995


                        THE CHICAGO DOCK AND CANAL TRUST
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

          ILLINOIS                 0-13804                  36-2476640
          --------                 -------                  -----------
     (State of Incorporation)      (Commission                   (IRS Employer
                                File Number)                Identification No.)


455 EAST ILLINOIS STREET, SUITE 565
- -----------------------------------
     CHICAGO, ILLINOIS                                60611
     -----------------                                -----
(Address of principal executive offices)            (Zip Code)

                                 (312) 467-1870
              (Registrant's telephone number, including area code)

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ITEM 5.   OTHER EVENTS.

     On June 21, 1995, Edward McCormick Blair, Jr., Chairman of the Nominating Committee of the Trust, sent the attached letter on behalf of the Trust to William R. Church, Managing Director and Chief Investment Officer of Cowen Asset Management, Bruce S. Sherman, President, Private Capital Management, Inc. and Fred Eychaner. This was in response to a letter sent by those individuals and entities dated June 15, 1995 which requested a meeting with the Chairman of the Nominating Committee and other Trustees to discuss the nomination of new trustees for the upcoming annual meeting and to discuss the performance of the Trust. Cowen Asset Management reported in a Form 13G which it filed February 13, 1995, the beneficial ownership of 8.5% of the Trust. Private Capital Management and Bruce Sherman reported ownership of 10.3% of the Trust in a Form 13D filed June 15, 1995. Fred Eychaner reported ownership of 6.1% of the Trust in a Schedule 13D filed June 16, 1995.

                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                THE CHICAGO DOCK AND CANAL TRUST
                                -----------------------------------------
                                     (Registrant)

                                By:      /s/  David R. Tinkham
                                   -------------------------------
                                      David R. Tinkham, Vice President

Dated:    June 23, 1995


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                   [THE CHICAGO DOCK & CANAL TRUST LETTERHEAD]

                                  June 21, 1995

Mr. Bruce Sherman                        Mr. Fred Eychaner
President                                c/o Newsweb Corporation
Private Capital Management, Inc.         1645 West Fullerton Avenue
3003 Tamiami Trail North                 Chicago, Illinois 60614
Napels, Florida 33940

                              Mr. William R. Church
                              Managing Director
                               and Chief Investment Officer
                              Cowen Asset Management
                              Financial Square
                              New York, New York   10005

Gentlemen:

     As Chairman of the Nominating Committee of The Chicago Dock and Canal Trust, I am responding to your letter of June 15, 1995 to Charles R. Gardner, President of the Trust. Your attention to the Trust and its performance is appreciated and the Trust, as it has in the past, will invite serious interested parties to meet with it. Further, the Board is aware of the performance of the Trust and is committed to achieving higher shareholder value commensurate with the capital resources available to the Trust.

     As you should be aware, on more than one occasion during the past two years, both Mr. Gardner and I, on behalf of the Trust, have invited Mr. Sherman to meet with the Trustees at the Trustees' informal dinner meetings preceding Board meetings, but he has not responded to these invitations. In addition, individual Trustees have discussed with Mr. Sherman the nature of the Trust's business and have asked him for his recommendations and suggestions, which he declined to provide. We would be interested at any future meetings with any of you, in addition to exploring the nature, scope and particulars of any concerns, to hear the general and specific recommendations that you have.

     As you know, the Trust Declaration provides that the size of the Board shall be between six and nine Trustees; and while we are now at nine Trustees, one Trustee will retire at the upcoming Annual Meeting. The Trust Declaration leaves it to the discretion of the Board either to maintain the Board size at nine members or to reduce the Board to eight members in light of this retirement. As you may be aware, nine trustees is more than most REIT's of similar size have.

     The Board is always open to suggestions of Trustee candidates. We approach the consideration of candidates generally in accordance with the following procedures:

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                                                                 [Logo]THE
                                                                 CHICAGO DOCK &
                                                                 CANAL TRUST

Mr. Fred Eychaner
Mr. Bruce S. Sherman
Mr. William R. Church
June 21, 1995
Page 2


      1. We ask that any names of candidates whom a shareholder considers qualified to be submitted to a member of the Board, preferably to me as Chairman of the Nominating Committee.

      2. Representatives of the Nominating Committee, sometimes in conjunction with other representatives of the Board, will meet with potential candidates selected for consideration.

      3. Based on these meetings and on discussions among the Nominating Committee members and with other Board members, the Nominating Committee will make its recommendation on nominees in confidence to the full Board.

      4. The Board reviews the recommendations of the Nominating Committee in confidence. The Board or representatives of the Board may conduct further meetings with potential candidates.

      5. The Board's selection of nominees is announced through the distribution of the Proxy Statement. No public announcement is made prior to the circulation of the Proxy Statement. The selected nominees are advised privately of their nomination in advance of the distribution of the Proxy. Similarly, other candidates who have been under serious consideration may be notified in confidence by the Board that they have not been selected as nominees.

      The interest of each of you in the Trust and the willingness of each of you to meet is appreciated. I suggest a meeting in Chicago during the week of July 10, 1995 between representatives of the Board and one or more of you in order to discuss your various views.

      I will look forward to hearing from you.

                                              Very truly yours,

                                              THE CHICAGO DOCK AND CANAL TRUST

                                              /s/ Edward McCormick Blair, Jr.

                                              Edward McCormick Blair, Jr.
                                              Chairman, Nominating Committee